[GEO S. OLIVE & CO. LLC LETTERHEAD]



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of CNB Bancshares, Inc. (Commission File Number 0-11510) dated September 11, 1996.



/s/ GEO. S. OLIVE & CO. LLC


Evansville, Indiana
September 13, 1996